      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 1997



                                                      REGISTRATION NO. 333-27375

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        BIG FLOWER PRESS HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           DELAWARE                                                      13-376-8322
               (State or Other Jurisdiction of                               (I.R.S. Employer Identification No.)
                Incorporation or Organization)

                           --------------------------

                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600
  (Address, including Zip Code, and Telephone Number, including Area Code, of
                   Registrant's Principal Executive Offices)

                         ------------------------------


                             MARK A. ANGELSON, ESQ.
                 EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND
                      SECRETARY OF THE BOARD OF DIRECTORS
                        BIG FLOWER PRESS HOLDINGS, INC.
                               3 EAST 54TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 521-1600
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent For Service)


                         ------------------------------

                                   COPIES TO:

             ROBERT E. BUCKHOLZ, JR., ESQ.                              FRANCIS J. MORISON, ESQ.
                  Sullivan & Cromwell                                     Davis Polk & Wardwell
                   125 Broad Street                                       450 Lexington Avenue
               New York, New York 10004                                 New York, New York 10017
                    (212) 558-4000                                           (212) 450-4000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement is declared effective by order of the Securities and Exchange Commission.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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
                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The table below sets forth the expenses expected to be incurred and borne solely by the Company in connection with the registration of the shares of Common Stock offered hereby. All amounts, except the SEC Registration Fee, are estimated.


SEC Registration Fee..............................................  $  34,848
Legal Fees and Expenses...........................................    250,000
Blue Sky Fees and Expenses........................................      5,000
Accounting Fees and Expenses......................................     50,000
Printing Fees and Expenses........................................    150,000
Miscellaneous.....................................................     50,000
                                                                    ---------
    Total.........................................................  $ 539,848
                                                                    ---------


------------------------

*   To be filed by amendment.

    The Company has agreed to bear certain costs of registering the shares of Common Stock under the Securities Act, including the registration fee under the Securities Act, all other registration and filing fees, all fees and disbursements of counsel and accountants retained by the Company and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Registration Rights Agreement; such costs (or estimates thereof) have been set forth above. The Selling Stockholders will bear certain other costs relating to the registration of the shares of Common Stock under the Securities Act, including all underwriting discounts and commissions, all transfer taxes and all costs of any separate legal counsel or other advisors retained by the Selling Stockholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

    The Bylaws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

    As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company's Certificate contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

    The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

    Pursuant to the Underwriting Agreement, the Underwriters have agreed to indemnify the Company and the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. Pursuant to Registration Rights Agreements, the Selling Stockholders have agreed to indemnify the Underwriters and the Company and its officers, directors and control persons against certain liabilities.

ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

    (a) Exhibits


      1.1  Form of Underwriting Agreement dated June   , 1997, among Big Flower Press
           Holdings, Inc., the Selling Stockholders and the Underwriters.

     *4.1  Restated Certificate of Incorporation of Big Flower Press Holdings, Inc. filed on
           December 19, 1995.(1)

     *4.2  Certificate of Designation Preferences and Rights of Series A Junior Preferred
           Stock of Big Flower Press Holdings, Inc.(1)

     *4.3  Amended and Restated Bylaws of Big Flower Press Holdings, Inc.(1)

      5.1  Opinion as to validity of the Shares.

    *23.1  Consent of Counsel (included in Exhibit 5.1).

    *23.2  Consent of Deloitte & Touche LLP.

    *24.1  Power of Attorney (included as part of the Signature Page of this Registration
           Statement).


------------------------


*   Previously filed.


(1) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-Q, for the quarterly period ended December 31, 1995 (File # 1-14084).

ITEM 17. UNDERTAKINGS

    1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being offered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    3. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    4. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 9th day of June, 1997.



                                BIG FLOWER PRESS HOLDINGS, INC.

                                BY:  /s/ R. THEODORE AMMON
                                     ---------------------------------------
                                     R. Theodore Ammon
                                     Chairman




    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ R. THEODORE AMMON       Chairman and Director               June 9, 1997
------------------------------    (Principal Executive
      R. Theodore Ammon           Officer)

              *                 President, Chief Executive          June 9, 1997
------------------------------    Officer and Director
       Edward T. Reilly

              *                 Executive Vice President            June 9, 1997
------------------------------    and
      Richard L. Ritchie          Chief Financial Officer
                                  (Principal Financial and
                                  Accounting Officer)

              *                 Director                            June 9, 1997
------------------------------
        Leon D. Black

              *                 Director                            June 9, 1997
------------------------------
      Peter G. Diamandis

              *                 Director                            June 9, 1997
------------------------------
      Robert M. Kimmitt

              *                 Director                            June 9, 1997
------------------------------
        Joan D. Manley

              *                 Director                            June 9, 1997
------------------------------
       Newton N. Minow

              *                 Director                            June 9, 1997
------------------------------
       Edward M. Yorke



------------------------


*By:                /s/ R. THEODORE AMMON
           --------------------------------------
                      R. Theodore Ammon
                      ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT NO.                                          DESCRIPTION                                           PAGE NO.
-----------  -------------------------------------------------------------------------------------------  -----------
     1.1     Form of Underwriting Agreement dated June   , 1997, among Big Flower Press Holdings, Inc.,
             the Selling Stockholders and the Underwriters.

    *4.1     Restated Certificate of Incorporation of Big Flower Press Holdings, Inc. filed on December
             19, 1995.(1)

    *4.2     Certificate of Designation Preferences and Rights of Series A Junior Preferred Stock of Big
             Flower Press Holdings, Inc.(1)

    *4.3     Amended and Restated Bylaws of Big Flower Press Holdings, Inc.(1)

     5.1     Opinion as to validity of the Shares.

   *23.1     Consent of Counsel (included in Exhibit 5.1).

   *23.2     Consent of Deloitte & Touche LLP.

   *24.1     Power of Attorney (included as part of the Signature Page of this Registration Statement).


------------------------


*   Previously filed.


(1) Incorporated by reference to Big Flower Press Holdings, Inc. Form 10-Q, for the quarterly period ended December 31, 1995 (File # 1-14084).